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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM 8-K/A
                                 Current Report

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest event reported): February 21, 2003

                        Commission File Number: 000-31735
                                                ---------

                             MICROSIGNAL CORPORATION
             (Exact name of Registrant as specified in its charter)

     Nevada                                   88-0231200
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(State or other jurisdiction of               (IRS Employer
 incorporation or organization)               Identification Number)

                 345 Southpointe Boulevard Canonsburg, PA 15317
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                Address of principal executive offices)(Zip Code)

Company's  telephone  number,  including  area  code:  (724)  746-9476
                                                       ---------------


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          (Former name or former address, if changed since last report)



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ITEM 1.  Changes in Control of Registrant.

In February, 2003, MicroSignal Corporation (the "Company") entered into a Collateral Loan Agreement and Promissory Note with an unaffiliated entity, Mercatus & Partners, Ltd. ("Mercatus") wherein Mercatus agreed to loan the sum of $1,500,000 to the Company. As part of this transaction, the Company issued 93,750,000 shares of its common stock as security for the loan. The Company filed a Form 8-K concerning this transaction on February 21, 2003 and this amendment is being filed to update that filing.

The loan has not been funded and the parties have terminated the proposed loan transaction. The Company requested its stock back and Mercatus returned the stock. The stock has been canceled and returned to the treasury.

ITEM  2.  Acquisition  or  Disposition  of  Assets.

ITEM  3.  Bankruptcy  or  Receivership.

ITEM  4.  Changes  in  Registrant's  Certifying  Accountants.

ITEM  5.  Other  Events  and  Regulation  FD  Disclosure.

ITEM  6.  Resignations  of  Registrant's  Directors

ITEM  7.  Financial  Statements  and  Exhibits.

     (c)  Exhibits.

          None.



June  12,  2003                    MICROSIGNAL  CORPORATION

                              Matthew  G.  McConaghy,  President

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